Exhibit 10.9

Medivation, Inc.

Amended and Restated
2004 Equity Incentive Award Plan

Restricted Stock Grant Notice

Medivation, Inc. (the “Company”), pursuant to its Amended and Restated 2004 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby awards to Participant a Restricted Stock award for the number of shares of Stock set forth below (the “Award”).  The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Grant Notice (the “Grant Notice”) and in the Plan, the Restricted Stock Agreement (which is attached hereto as Attachment I), the form of Joint Escrow Instructions (which is attached hereto as Attachment II) and the form of Assignment Separate from Certificate (which is attached hereto as Attachment III), all of which are incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Restricted Stock Agreement.

Participant:

Date of Grant:

Number of Shares Subject to Award:

Vesting Schedule: The shares of Stock subject to the Award shall vest in three substantially equal installments on each of the first, second and third anniversaries of (i) the fourth day of the month of the Date of Grant, if the Date of Grant occurs between the first and the fourth day of the month of the Date of Grant, or (ii) the fourth day of the month following the month of the Date of Grant, if the Date of Grant occurs on or after the fifth day of the month of the Date of Grant.  Notwithstanding the foregoing, vesting shall terminate upon Participant’s Termination of Service.

Definitions:For purposes of the Grant Notice and the Restricted Stock Agreement, “Termination of Service” means that Participant’s service with the Company or a Subsidiary in all capacities, whether as an employee, director and/or consultant, has been materially interrupted or terminated.  A change in the capacity in which Participant renders service to the Company or a Subsidiary as an employee, director and/or consultant, or a change in the entity for which Participant renders such service, provided that there is no material interruption or termination of Participant’s service with the Company or a Subsidiary, shall not be a Termination of Service; provided, however, that if the only entity for which Participant is rendering services ceases to qualify as a Subsidiary, as determined by the Board, in its sole discretion, Participant shall be considered to have a Termination of Service on the date such entity ceases to qualify as a Subsidiary.  To the extent permitted by law and subject to the Plan, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether service shall be considered materially interrupted or terminated in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, a Subsidiary, or their successors.  Any such determination shall be made in compliance with Section 422 of the Code.

Notwithstanding any other provision of the Plan or the Grant Notice or the Restricted Stock Agreement, the Company or any Subsidiary has an absolute and unrestricted right to terminate Participant’s employment and/or services at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

For purposes of the Grant Notice and the Restricted Stock Agreement, “Cause” will have the meaning ascribed to such term in any written employment or severance agreement between Participant and the Company or any Subsidiary defining such term and, in the absence of such agreement, such term means, with respect to Participant, the occurrence of any of the following events:  (i) Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any of its Subsidiaries; (iii) Participant’s intentional, material violation of any contract or agreement between Participant and the Company or any of its Subsidiaries or of any statutory duty owed to the Company or any of its Subsidiaries; (iv) Participant’s unauthorized use or disclosure of the confidential information or trade secrets of the Company or any of its Subsidiaries; or (v) Participant’s gross misconduct.  The determination that Participant’s Termination of Service is either for Cause or without Cause will be made by the Company, in its sole discretion.  Any determination by the Company that Participant’s Termination of Service was for Cause or without Cause for the purposes of the Award will have no effect upon any determination of the rights or obligations of the Company or Participant for any other purpose.

Sale to Cover Withholding Taxes:  Unless Participant qualifies to make a payment election (“Payment Election”) under the Company’s Policy regarding the Payment of Withholding Taxes Due and Payable upon vesting of Awards of Restricted Stock or Restricted Stock Units (the “Withholding Policy”) and duly makes such Payment Election in accordance with such Withholding Policy, by acceptance of this Award Participant agrees that any Withholding Taxes will be satisfied, to the fullest extent permitted under the Plan and applicable law, through the sale of a number of the shares subject to the Award as determined in accordance with Section 9 of the Restricted Stock Agreement and the remittance of the cash proceeds to the Company.  Under the Restricted Stock Agreement, the Company is authorized and directed by Participant to make payment from the cash proceeds of this sale directly to the appropriate taxing authorities in an amount equal to the taxes required to be withheld.

Additional Terms/Acknowledgements:  Participant acknowledges receipt of, and understands and agrees to the terms of the Grant Notice, the Restricted Stock Agreement and the Plan (together, the “Award Documents”).  Participant further acknowledges that as of the Date of Grant, the Award Documents set forth the entire understanding between Participant and the Company regarding the Award and supersede all prior oral and written agreements on that subject, with the exception, if applicable, of (i) any employment or severance arrangement that would provide for vesting acceleration of the Award upon the terms and conditions set forth therein, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting the Award, Participant acknowledges having received and read the Award Documents and agrees to all of the terms and conditions set forth in such documents.  Participant consents to receive Award Documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.  Participant may designate receipt and acceptance of the Award and the terms of the Award Documents via electronic confirmation in accordance with instructions that accompany delivery of the Grant Notice and Restricted Stock Agreement by the Company or an authorized representative of the Company to Participant.

Attachment I

Medivation, Inc.

Amended and Restated
2004 Equity Incentive Award Plan
Restricted Stock Agreement

Pursuant to the Restricted Stock Grant Notice and this Restricted Stock Agreement and in consideration of your services, Medivation, Inc. (the “Company”) has awarded you a Restricted Stock award (the “Award”) under its Amended and Restated 2004 Equity Incentive Award Plan (the “Plan”).  Your Award is granted to you effective as of the Date of Grant set forth in the Grant Notice for this Award.  You agree that your electronic acceptance of the Award in the manner set forth in the Grant Notice will constitute your agreement and acceptance of the terms of the Award.  Capitalized terms not explicitly defined in this Restricted Stock Agreement shall have the same meanings given to them in the Plan or the Grant Notice, as applicable.  The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1.Grant of the Award.  The Award was granted in consideration of your services to the Company or its Subsidiaries.  Except as otherwise provided herein, you will not be required to make any payment to the Company (other than past and future services to the Company or its Subsidiaries) with respect to your receipt of the Award or the vesting of the shares of Stock subject to the Award.

2.Vesting.  Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule set forth in the Grant Notice, provided that vesting will cease upon your Termination of Service.

Notwithstanding the foregoing, in the event that any shares covered by your Award are scheduled to vest on a day (the “Original Vesting Date”) on which you are prohibited from selling shares of the Company’s Stock on the open market, as a result of any Company policy regarding trading windows (the “Policy”) or otherwise, and (i) your Award is subject to Withholding Taxes, (ii) you have not entered into a written plan that meets the requirements of Rule 10b5-1 under the Exchange Act, as determined by the Company in accordance with the Policy, (iii) the Company elects not to satisfy the Withholding Taxes by withholding shares from the shares issued or otherwise issuable to you or released from escrow, and (iv) you are not qualified to make a Payment Election under the Withholding Policy or you have not satisfied the Withholding Taxes by duly making such Payment Election in accordance with such Withholding Policy, then such shares shall not vest on such Original Vesting Date and shall instead vest on the first business day on which you are no longer prohibited from selling shares of the Company’s Stock in the open market.

3.Number of Shares.  The number of shares of Stock subject to the Award may be adjusted from time to time for capitalization adjustments, as provided in Section 11.1 of the Plan.

4.Securities Law Compliance.  You may not be issued any shares in respect of your Award unless either (i) the shares are registered under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.Transfer Restrictions.  Your Award is not transferable, except by will or by the laws of descent and distribution.  In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Stock subject to the Award until the shares are vested and released from any escrow provided for herein.  After the shares are vested and released from any escrow provided for herein, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares, provided that any such actions are in compliance with the provisions herein and applicable securities laws.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any shares that have vested and been released from any escrow provided for herein as of the time of your death pursuant to this Restricted Stock Agreement.

6.Right of Reacquisition of Unvested Shares.

(a)The Company will have a right to reacquire all or any part of the shares of Stock received pursuant to your Award (a “Reacquisition Right”) that have not as yet vested in accordance with the vesting schedule provided in the Grant Notice (the “Unvested Shares”) on the following terms and conditions:

(i)The Company will simultaneously with your Termination of Service automatically reacquire for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares.  Any such waiver will be exercised by the Company by written notice to you or your representative (with a copy to the escrow agent party to the Joint Escrow Instructions attached to the Grant Notice (the “Escrow Agent”)) within ninety (90) days after your Termination of Service, and the Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Company.  If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon your Termination of Service, the Escrow Agent will transfer to the Company the number of Unvested Shares the Company is reacquiring.

(ii)The shares issued under your Award will be held in escrow pursuant to the terms of the Joint Escrow Instructions attached to the Grant Notice as Attachment II.  You agree to execute two (2) Assignment Separate From Certificate forms (with date and number of shares blank) substantially in the form attached to the Grant Notice as Attachment III and deliver the same, along with the certificate or certificates evidencing the shares, for use by the Escrow Agent pursuant to the terms of the Joint Escrow Instructions.

(iii)Subject to the provisions of your Award, you will, during the term of your Award, exercise all rights and privileges of a stockholder of the Company with respect to the shares deposited in escrow.  You will be deemed to be the holder of the shares for purposes of receiving any dividends which may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of such shares have not yet vested and been released from the Reacquisition Right; provided, however, that any such dividends will be immediately subject to the same forfeiture restrictions, restrictions on transferability and any other restrictions applicable to such shares.

(iv)If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Stock which is subject to the provisions of your Award, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares acquired under your Award will be immediately subject to the Reacquisition Right with the same force and effect as the shares subject to this Reacquisition Right immediately before such event.

7.Restrictive Legends.  The shares issued in respect of your Award shall be endorsed with appropriate legends determined by the Company.

8.Award Not a Service Contract.

(a)Your employment and/or service with the Company or a Subsidiary is not for any specified term and may be terminated by you or by the Company or a Subsidiary at any time, for any reason, with or without Cause and with or without notice.  Nothing in this Restricted Stock Agreement (including, but not limited to, the vesting of your Award pursuant to the schedule referenced in Section 2 herein or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Restricted Stock Agreement or the Plan shall:  (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or a Subsidiary; (ii) constitute any promise or commitment by the Company or a Subsidiary regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment, service or affiliation; (iii) confer any right or benefit under this Restricted Stock Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Restricted Stock Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b)By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the schedule referenced in Section 2 is earned only by continuing as an employee, director or consultant of the Company or a Subsidiary at the will of the Company or a Subsidiary (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Subsidiaries at any time or from time to time, as it deems appropriate (a “reorganization”).  You further acknowledge and agree that such a reorganization could result in your Termination of Service, or the termination of Subsidiary status of your employer and the loss of benefits available to you under this Restricted Stock Agreement, including but not limited to, the termination of the right to continue vesting in the Award.  You further acknowledge and agree that this Restricted Stock Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee, director or consultant of the Company or a Subsidiary for the term of this Restricted Stock Agreement, for any period, or at all, and shall not interfere in any way with your right or the Company’s right to terminate your employment and/or service at any time, with or without Cause and with or without notice.

9.Withholding Obligations.

(a)On each vesting date and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Subsidiary that arise in connection with your Award (the “Withholding Taxes”).  Specifically, pursuant to Section 9(d), unless (i) your Award is not subject to Withholding Taxes or (ii) you qualify to make a Payment Election under the Withholding Policy and duly make such Payment Election in accordance with such Withholding Policy, you agree to a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably agree to sell a portion of the shares to be delivered or released from escrow in connection with your Award to satisfy the Withholding Taxes and whereby the FINRA Dealer commits to forward the proceeds necessary to satisfy the Withholding Taxes directly to the Company and/or its Subsidiaries.  If, for any reason, this “same day sale” commitment does not result in sufficient proceeds to satisfy the Withholding Taxes or if, for any reason, this “same day sale” commitment cannot be effected, the Company or a Subsidiary may, in its sole discretion, satisfy all or any portion of the Withholding Taxes relating to your

Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or a Subsidiary; (ii) causing you to tender a cash payment (which may be in the form of a check, electronic wire transfer or other method permitted by the Company); or (iii) subject to the approval of the independent members of the Board, withholding shares of Stock from the shares of Stock issued or otherwise issuable to you or released from escrow in connection with your Award with a Fair Market Value (measured as of the applicable date) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b)Unless the tax withholding obligations of the Company and/or any Subsidiary are satisfied, the Company shall have no obligation to deliver to you any Stock or release such Stock from any escrow provided for herein.

(c)In the event the Company’s obligation to withhold arises prior to the delivery to you of Stock or release of such Stock from any escrow provided for herein, or it is determined after the delivery or release of Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

(d)Unless you qualify to make a Payment Election under the Withholding Policy and have duly made such Payment Election in accordance with such Withholding Policy, you hereby acknowledge and agree to the following:

(i)	I hereby appoint such firm or broker as the Company shall designate from time to time as my agent (the “Agent”), and authorize the Agent, to:
1.

Sell on the open market at the then prevailing market price(s), on my behalf, as soon as practicable on or after each date on which the shares of Stock subject to the Award vest, the number (rounded up to the next whole number) of the shares of Stock to be delivered or released to me in connection with the vesting of those shares sufficient to generate proceeds to cover (1) the Withholding Taxes that I am required to pay pursuant to the Plan and this Restricted Stock Agreement as a result of the shares of Stock subject to the Award vesting and (2) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto; and

2.	Remit any remaining funds to me.
(ii)	I hereby authorize the Company and the Agent to cooperate and communicate with one another to determine the number of shares of Stock that must be sold pursuant to this Section 9(d).
(iii)

I understand that the Agent may effect sales as provided in this Section 9(d) in one or more sales and that the average price for executions resulting from bunched orders will be assigned to my account.  In addition, I acknowledge that it may not be possible to sell shares of Stock as provided by this Section 9(d) due to (i) a legal or contractual restriction applicable to me or the Agent, (ii) a market disruption, or (iii) rules governing order execution priority on the national exchange where the Stock may be traded.  In the event of the Agent’s inability to sell shares of Stock, I will continue to be responsible for the timely payment to the Company of all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in this Section 9(d).

(iv)

I acknowledge that regardless of any other term or condition of this Section 9(d), the Agent will not be liable to me for (a) special, indirect, punitive, exemplary, or consequential damages, or incidental losses or damages of any kind, or (b) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)

I hereby agree to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 9(d). The Agent is a third-party beneficiary of this Section 9(d).

(vi)

I hereby agree that if I have signed the Grant Notice at a time that I am in possession of material non-public information, unless I inform the Company in writing within five business days following the date I cease to be in possession of material non-public information that I am not in agreement with the provisions of this Section 9(d), my not providing such written determination shall be a determination and agreement that I have agreed to the provisions set forth in this Section 9(d) on such date as I have ceased to be in possession of material non-public information.

This Section 9(d) shall terminate not later than the date on which all Withholding Taxes arising in connection with the Award have been satisfied.

10.Other Documents.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting directors, officers at the level of vice president and above and other designated employees to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

11.Notices.  Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.  Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

12.Miscellaneous.

(a)The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  Your rights and obligations under your Award may only be assigned with the prior written consent of the Company.

(b)You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c)You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award, and fully understand all provisions of your Award.

(d)This Restricted Stock Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e)All obligations of the Company under the Plan and this Restricted Stock Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

13.Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  Except as otherwise expressly provided in the Grant Notice or this Restricted Stock Agreement, in the event of any conflict between the provisions in the Grant Notice or this Restricted Stock Agreement and those of the Plan, the provisions of the Plan shall control.

14.Severability.  If all or any part of this Restricted Stock Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Restricted Stock Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Restricted Stock Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

15.Effect on Other Employee Benefit Plans.  The value of the Award subject to this Restricted Stock Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Subsidiary, except as such plan otherwise expressly provides.  The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Subsidiary’s employee benefit plans.

16.Amendment.  This Restricted Stock Agreement may not be modified, amended or terminated except by an instrument in writing, signed or otherwise validly authorized by you and by a duly authorized representative of the Company.  Notwithstanding the foregoing, this Restricted Stock Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Restricted Stock Agreement, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent.  Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Restricted Stock Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

Attachment II

Joint Escrow Instructions

[DATE]

Corporate Secretary

Medivation, Inc.

525 Market Street, 36th Floor

San Francisco, CA 94105

Dear Sir/Madam:

As Escrow Agent for both Medivation, Inc. (the “Company”) and the undersigned recipient of stock of the Company (“Recipient”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Grant Notice (the “Grant Notice”), dated _______________, to which a copy of these Joint Escrow Instructions is attached as Attachment II, and pursuant to the terms of that certain Restricted Stock Agreement (“Agreement”), which is Attachment I to the Grant Notice, in accordance with the following instructions:

1.In the event Recipient ceases to render services to the Company or a Subsidiary (as defined in the Company’s Amended and Restated 2004 Equity Incentive Award Plan) during the vesting period set forth in the Grant Notice, the Company or its assignee will give to Recipient and you a written notice specifying that the shares of stock shall be transferred to the Company.  Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2.At the closing, you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company.

3.Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as specified in the Grant Notice or Agreement.  Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney‑in‑fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4.This escrow shall terminate upon vesting of the shares or upon the earlier return of the shares to the Company.

5.If, at the time of termination of this escrow, you should have in your possession any documents, securities, or other property belonging to Recipient, you shall deliver all of same to any pledgee entitled thereto or, if none, to Recipient and shall be discharged of all further obligations hereunder.

6.Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7.You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees.  You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney‑in‑fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

8.You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court.  In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9.You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice or any documents or papers deposited or called for hereunder.

10.You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11.You shall be entitled to employ such legal counsel, including but not limited to Cooley LLP, and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.

12.Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be Corporate Secretary of the Company or if you shall resign by written notice to each party.  In the event of any such termination, the Company may appoint any officer or assistant officer of the Company as successor Escrow Agent and Recipient hereby confirms the appointment of such successor or successors as his attorney‑in‑fact and agent to the full extent of your appointment.

13.If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

14.It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you may (but are not obligated to) retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

15.Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in any United States Post Box, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days’ written notice to each of the other parties hereto:

Company:	Medivation, Inc.
525 Market Street, 36th Floor
San Francisco, CA 94105
Attn: General Counsel
Recipient:

Escrow Agent:	Medivation, Inc.
525 Market Street, 36th Floor
San Francisco, CA 94105
Attn: Corporate Secretary

16.By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice.

17.This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.  It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents.  It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice and these Joint Escrow Instructions in whole or in part.

Very truly yours,
Medivation, Inc.

By:

Recipient

Name:

Escrow Agent:

Attachment III

Assignment Separate From Certificate

For Value Received and pursuant to that certain Restricted Stock Grant Notice and Restricted Stock Agreement (the “Award”), ________________________ hereby assigns and transfers unto Medivation, Inc. (“Assignee” or “Company”) ________________________ (__________) shares of the common stock of the Assignee, standing in the undersigned’s name on the books of the Company represented by Certificate No. _____ herewith and does hereby irrevocably constitute and appoint ________________________ as attorney-in-fact to transfer the said stock on the books of the Company with full power of substitution in the premises.  This Assignment may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of common stock of the Company issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Company’s Reacquisition Right under the Award.

Dated:

Signature:
[__________________], Recipient

[Instruction:  Please do not fill in any blanks other than the signature line.  The purpose of this Assignment is to enable the Company to exercise its Reacquisition Right set forth in the Award without requiring additional signatures on your part.]